Exhibit 99.2

AMERICAN Homes 4 Rent

Earnings Release and Supplemental Information Package

Third Quarter 2022

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Third Quarter 2022 Financial and Operating Results
Supports Hurricane Ian Recovery and Clean-Up Efforts Throughout Our Impacted Communities
LAS VEGAS, November 3, 2022—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2022.
Highlights
•Rents and other single-family property revenues increased 15.3% year-over-year to $391.6 million for the third quarter of 2022.
•Net income attributable to common shareholders totaled $50.7 million, or $0.14 per diluted share, for the third quarter of 2022, compared to $36.9 million, or $0.11 per diluted share, for the third quarter of 2021.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 11.6% year-over-year to $0.39 per FFO share and unit for the third quarter of 2022 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 9.8% year-over-year to $0.33 per FFO share and unit for the third quarter of 2022.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 9.3% year-over-year for the third quarter of 2022.
•Achieved Same-Home Average Occupied Days Percentage of 97.1% in the third quarter of 2022, while generating 12.5% rate growth on new leases.
•Delivered a total of 501 high-quality and energy efficient newly constructed homes from our AMH Development program to our wholly-owned portfolio and unconsolidated joint ventures in the third quarter of 2022.
•Hurricane Ian impacted certain properties in our Florida and Carolinas markets, resulting in net hurricane-related charges of $6.1 million during the quarter, which have been excluded from Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and our total and Same-Home operating results (see Hurricane Update).
•Supported Hurricane Ian recovery and clean-up efforts, including employee volunteerism and corporate donations to the American Red Cross and other nonprofit organizations.
•Revised Full Year 2022 Guidance to reflect higher than expected property tax growth in the state of Texas (see 2022 Guidance section).
“We are extending our thoughts to all those impacted by Hurricane Ian and thank our teams for their hard work to ensure safety for both our residents and team members,” stated David Singelyn, Chief Executive Officer of American Homes 4 Rent. “Demand for single-family rental homes continues to remain strong relative to pre-pandemic levels. In addition, our differentiated internal development program provides a multi-year runway of attractive growth. Looking ahead, American Homes 4 Rent is well-positioned, through its diversified portfolio footprint and scalable operating platform, to take advantage of the likely opportunities arising from the economic uncertainty and disruption the country is experiencing today.”
Third Quarter 2022 Financial Results
Net income attributable to common shareholders totaled $50.7 million, or $0.14 per diluted share, for the third quarter of 2022, compared to $36.9 million, or $0.11 per diluted share, for the third quarter of 2021. This increase was primarily due to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales, partially offset by $6.1 million of hurricane-related charges, net in the third quarter of 2022.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Rents and other single-family property revenues increased 15.3% to $391.6 million for the third quarter of 2022, compared to $339.6 million for the third quarter of 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 55,321 homes for the third quarter of 2022, compared to 52,889 homes for the third quarter of 2021, as well as higher rental rates and lower uncollectible rents.
Core NOI from our total portfolio increased 16.5% to $210.8 million for the third quarter of 2022, compared to $181.0 million for the third quarter of 2021. This growth was driven by a 14.9% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by a 12.2% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.7% to $268.9 million for the third quarter of 2022, compared to $249.8 million for the third quarter of 2021, which was driven by an 8.1% increase in Average Monthly Realized Rent per property, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. This growth was further benefited by approximately (i) 20 basis points of contribution from higher fees and (ii) 20 basis points from lower uncollectible rents, which resulted in 8.1% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 6.1% to $96.4 million for the third quarter of 2022, compared to $90.8 million for the third quarter of 2021. As a result, Core NOI from Same-Home properties increased 9.3% to $175.2 million for the third quarter of 2022, compared to $160.3 million for the third quarter of 2021.
Core FFO attributable to common share and unit holders was $155.2 million, or $0.39 per FFO share and unit, for the third quarter of 2022, compared to $131.0 million, or $0.35 per FFO share and unit, for the third quarter of 2021. Adjusted FFO attributable to common share and unit holders was $132.1 million, or $0.33 per FFO share and unit, for the third quarter of 2022, compared to $113.3 million, or $0.30 per FFO share and unit, for the third quarter of 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents.
Year-to-Date 2022 Financial Results
Net income attributable to common shareholders totaled $163.2 million, or $0.47 per diluted share, for the nine-month period ended September 30, 2022, compared to $87.2 million, or $0.27 per diluted share, for the nine-month period ended September 30, 2021. This increase was primarily due to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales and lower financing costs and noncash charges resulting from the redemptions of our Series F perpetual preferred shares in the second quarter of 2022 and our Series D and Series E perpetual preferred shares in the second quarter of 2021, partially offset by $6.1 million of hurricane-related charges, net in the third quarter of 2022.
Rents and other single-family property revenues increased 14.9% to $1.1 billion for the nine-month period ended September 30, 2022, compared to $965.8 million for the nine-month period ended September 30, 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 54,658 homes for the nine-month period ended September 30, 2022, compared to 52,269 homes for the nine-month period ended September 30, 2021, as well as higher rental rates and lower uncollectible rents.
Core NOI from our total portfolio increased 16.3% to $613.2 million for the nine-month period ended September 30, 2022, compared to $527.4 million for the nine-month period ended September 30, 2021. This growth was driven by a 14.8% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by a 12.3% increase in core property operating expenses.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.7% to $790.6 million for the nine-month period ended September 30, 2022, compared to $734.2 million for the nine-month period ended September 30, 2021, which was driven by a 7.9% increase in Average Monthly Realized Rent per property, partially offset by a 20 basis point decrease in Average Occupied Days Percentage. This growth was further benefited by approximately (i) 20 basis points of contribution from higher fees and (ii) 100 basis points from lower uncollectible rents, which resulted in 8.9% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 6.4% to $277.3 million for the nine-month period ended September 30, 2022, compared to $260.6 million for the nine-month period ended September 30, 2021. As a result, Core NOI from Same-Home properties increased 10.2% to $521.2 million for the nine-month period ended September 30, 2022, compared to $472.8 million for the nine-month period ended September 30, 2021.
Core FFO attributable to common share and unit holders was $458.3 million, or $1.15 per FFO share and unit, for the nine-month period ended September 30, 2022, compared to $370.7 million, or $0.99 per FFO share and unit, for the nine-month period ended September 30, 2021. Adjusted FFO attributable to common share and unit holders was $406.8 million, or $1.02 per FFO share and unit, for the nine-month period ended September 30, 2022, compared to $328.3 million, or $0.88 per FFO share and unit, for the nine-month period ended September 30, 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as lower financing costs resulting from the redemptions of our Series F perpetual preferred shares in the second quarter of 2022 and our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Portfolio
Average Occupied Days Percentage was 95.7% for the third quarter of 2022, compared to 96.0% for the second quarter of 2022.
Investments
As of September 30, 2022, the Company’s wholly-owned portfolio consisted of 58,961 homes, compared to 58,715 homes as of June 30, 2022, an increase of 246 homes during the third quarter of 2022, which included 265 newly constructed homes delivered through our AMH Development Program and 145 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 164 homes sold to third parties. During the third quarter of 2022, we also developed an additional 236 newly constructed properties which were delivered to our unconsolidated joint ventures, aggregating to 501 total program deliveries through our AMH Development Program. As of September 30, 2022, the Company had 1,057 properties held for sale and 2,271 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In September 2022, the Company issued and physically settled 5,000,000 Class A common shares under the January 2022 forward sale agreements, receiving net proceeds of $185.6 million. As of September 30, 2022, 8,000,000 Class A common shares remained available for future settlement under the January 2022 forward sale agreements.
As of September 30, 2022, the Company had cash and cash equivalents of $97.2 million and had total outstanding debt of $4.5 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 12.6 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility and had estimated net proceeds of $297.1 million available from future settlement under the January 2022 forward sale agreements at the end of the quarter. Additionally, the Company has no debt maturities, other than

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
recurring principal amortization, until 2024. During the third quarter of 2022, the Company generated $59.8 million of Retained Cash Flow and sold 164 properties generating $49.4 million of net proceeds.
Sustainability Update
During the third quarter of 2022, the Company continued to make great progress across its sustainability programs. In particular, we are evaluating science-based targets and energy efficient solutions, as well as formulating action plans that will serve as a guidepost to achieving net zero carbon emissions over time. Additionally, to date, we have installed solar on amenity centers and begun pioneering our first build to rent community with solar improvements on all homes.
Hurricane Update
Hurricane Ian impacted certain properties in our Florida and Carolinas markets during the third quarter of 2022. The Company’s property and casualty insurance policies provide coverage for wind and flood damage, as well as business interruption costs, during the period of remediation and repairs, subject to deductibles and limits. During the third quarter of 2022, the Company recorded a $6.1 million net hurricane-related charge, consisting of the Company’s $1.2 million insurance deductible and a $4.9 million estimated accrual for additional minor repair and remediation costs on properties not subject to the Company’s insurance claim.
Net hurricane-related charges recorded in the third quarter of 2022 have been excluded from Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and our total and Same-Home operating results.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
2022 Guidance

Full Year 2022
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.54 - $1.58	$1.52 - $1.56
Core FFO attributable to common share and unit holders growth	13.2% - 16.2%	11.8% - 14.7%

Same-Home
Core revenues growth	7.75% - 9.25%	8.00% - 9.00%
Core property operating expenses growth	4.75% - 6.75%	7.00% - 8.50%
Core NOI growth	9.25% - 10.75%	8.25% - 9.75%

Full Year 2022
	Previous Guidance		Current Guidance
Investment Program	Properties	Investment	Properties	Investment
Wholly owned acquisitions	1,500 - 1,900	$600 - $800 million	1,500 - 1,800	$600 - $700 million
Wholly owned development deliveries	1,300 - 1,500	$400 - $500 million	1,275 - 1,325	$400 - $500 million
Wholly owned land and development pipeline	—	$300 - $400 million	—	$250 - $350 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million	—	$100 million
Total capital investment (wholly owned and pro rata JV)	2,800 - 3,400	$1.4 - $1.8 billion	2,800 - 3,100	$1.35 - $1.65 billion
Total gross capital investment (JVs at 100%)	3,700 - 4,300	$1.5 - $2.0 billion	3,600 - 4,000	$1.45 - $1.85 billion
Full Year 2022 Guidance Commentary:
Operating Outlook:
•Same-Home core revenues growth outlook remains unchanged, as the Company’s portfolio continues to experience seasonally strong demand relative to pre-pandemic levels.
•Excluding property taxes, Same-Home core operating expense growth outlook remains unchanged.
•Including property taxes, the midpoint of Same-Home core operating expense growth has been increased by 200 basis points to reflect higher than expected property tax growth in the state of Texas. Despite passing the Texas Property Tax Reform and Transparency Act of 2019, which caps annual property tax revenue growth at 3.5% or below, recently available information now suggests wide divergence of increases between asset classes in 2022. As a result of this preliminary data, we now expect property taxes within our Texas portfolio to increase by over 20% this year. This estimate will be adjusted as actual tax bills are received throughout the remainder of the year.
•As a result of the increased 2022 property tax outlook, the midpoint of our full year Same-Home Core NOI growth outlook has been lowered by 100 basis points, resulting in a ($0.02) impact to Core FFO per share.
Investment Program:
•Development deliveries reflect modest reduction due to hurricane-related delays in certain Florida development projects. Additionally, the Company continues to execute on its moderated acquisition program and has modestly lowered property and land acquisition expectations, which are not expected to have a material impact on 2022 Full Year Core FFO per share.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
Additional Information
A copy of the Company’s Third Quarter 2022 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, November 4, 2022 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2022 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, November 18, 2022 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13733209#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leading single-family property owner, leasing operator, and build-to-rent developer. Recent achievements include being named one of the 2022 Best Workplaces in Real Estate™ by Fortune, a 2022 Great Place to Work®, a 2022 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2022 and America’s Most Trusted Companies 2022 by Newsweek and Statista, and a Top ESG Regional Performer by Sustainalytics. We are an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing, and managing homes as rental properties. As of September 30, 2022, we owned 58,961 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about American Homes 4 Rent is available on our website at www.americanhomes4rent.com.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2022 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Operating Data
Net income attributable to common shareholders	$50,715	$36,869	$163,244	$87,185
Core revenues	$329,613	$286,840	$952,185	$829,258
Core NOI	$210,838	$180,987	$613,235	$527,425
Core NOI margin	64.0%	63.1%	64.4%	63.6%
Fully Adjusted EBITDAre	$175,341	$153,046	$528,631	$455,333
Fully Adjusted EBITDAre Margin	52.6%	52.8%	54.9%	54.4%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.33	$1.03	$0.89
Core FFO attributable to common share and unit holders	$0.39	$0.35	$1.15	$0.99
Adjusted FFO attributable to common share and unit holders	$0.33	$0.30	$1.02	$0.88

	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,905,410	$9,837,281	$9,558,186	$9,247,493	$8,955,100
Total assets	$12,098,842	$11,854,752	$11,441,385	$10,962,433	$10,505,367
Outstanding borrowings under revolving credit facility	$—	$—	$410,000	$350,000	$—
Total Debt	$4,457,326	$4,462,933	$3,978,305	$3,924,181	$3,580,431
Total Capitalization	$17,969,520	$18,858,604	$20,361,492	$21,289,815	$18,671,083
Total Debt to Total Capitalization	24.8%	23.7%	19.5%	18.4%	19.2%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	6.2 x	6.0 x	6.2 x	5.9 x
NYSE AMH Class A common share closing price	$32.81	$35.44	$40.03	$43.61	$38.12

Portfolio Data - end of period
Occupied single-family properties	55,421	55,220	54,352	53,637	53,133
Single-family properties leased, not yet occupied	374	595	481	350	514
Single-family properties in turnover process	1,577	1,077	1,054	1,063	822
Single-family properties recently renovated or developed	383	385	378	364	102
Single-family properties newly acquired and under renovation	149	483	864	951	902
Total single-family properties, excluding properties held for sale	57,904	57,760	57,129	56,365	55,473
Single-family properties held for sale	1,057	955	855	659	604
Total single-family properties wholly owned	58,961	58,715	57,984	57,024	56,077
Single-family properties managed under joint ventures	2,271	2,046	1,849	1,942	1,729
Total single-family properties wholly owned and managed	61,232	60,761	59,833	58,966	57,806
Total Average Occupied Days Percentage (1)	95.7%	96.0%	96.2%	96.7%	97.0%
Same-Home Average Occupied Days Percentage (47,503 properties)	97.1%	97.4%	97.5%	97.7%	97.4%

Other Data
Distributions declared per common share	$0.18	$0.18	$0.18	$0.10	$0.10
Distributions declared per Series F perpetual preferred share (2)	$—	$0.14	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022 and the distributions for the three months ended June 30, 2022 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Rents and other single-family property revenues	$391,627	$339,563	$1,109,608	$965,790

Expenses:
Property operating expenses	152,065	134,694	414,978	369,966
Property management expenses	29,739	24,562	84,541	70,677
General and administrative expense	16,986	12,647	53,115	40,645
Interest expense	36,254	31,097	98,622	86,630
Acquisition and other transaction costs	4,482	3,279	18,114	11,093
Depreciation and amortization	109,319	94,494	313,688	275,682
Hurricane-related charges, net	6,133	—	6,133	—
Total expenses	354,978	300,773	989,191	854,693

Gain on sale and impairment of single-family properties and other, net	24,197	9,572	79,052	36,401
Other income and expense, net	819	139	6,765	1,738

Net income	61,665	48,501	206,234	149,236

Noncontrolling interest	7,464	5,869	24,119	14,012
Dividends on preferred shares	3,486	5,763	13,595	32,160
Redemption of perpetual preferred shares	—	—	5,276	15,879

Net income attributable to common shareholders	$50,715	$36,869	$163,244	$87,185

Weighted-average common shares outstanding:
Basic	348,944,055	324,002,538	347,730,579	320,267,903
Diluted	349,344,541	326,206,423	348,282,995	321,879,235

Net income attributable to common shareholders per share:
Basic	$0.14	$0.11	$0.47	$0.27
Diluted	$0.14	$0.11	$0.47	$0.27

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$50,715	$36,869	$163,244	$87,185
Adjustments:
Noncontrolling interests in the Operating Partnership	7,464	5,869	24,119	14,012
Gain on sale and impairment of single-family properties and other, net	(24,197)	(9,572)	(79,052)	(36,401)
Adjustments for unconsolidated joint ventures	448	723	(122)	1,554
Depreciation and amortization	109,319	94,494	313,688	275,682
Less: depreciation and amortization of non-real estate assets	(3,543)	(2,894)	(9,648)	(8,287)
FFO attributable to common share and unit holders	$140,206	$125,489	$412,229	$333,745
Adjustments:
Acquisition, other transaction costs and other	4,482	3,279	18,114	11,093
Noncash share-based compensation - general and administrative	3,390	1,557	13,352	7,722
Noncash share-based compensation - property management	1,015	680	3,146	2,278
Hurricane-related charges, net	6,133	—	6,133	—
Redemption of perpetual preferred shares	—	—	5,276	15,879
Core FFO attributable to common share and unit holders	$155,226	$131,005	$458,250	$370,717
Recurring Capital Expenditures	(22,479)	(16,921)	(49,616)	(39,789)
Leasing costs	(689)	(792)	(1,868)	(2,672)
Adjusted FFO attributable to common share and unit holders	$132,058	$113,292	$406,766	$328,256

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.35	$0.33	$1.03	$0.89
Core FFO attributable to common share and unit holders	$0.39	$0.35	$1.15	$0.99
Adjusted FFO attributable to common share and unit holders	$0.33	$0.30	$1.02	$0.88

Weighted-average FFO shares and units:
Common shares outstanding	348,944,055	324,002,538	347,730,579	320,267,903
Share-based compensation plan and forward sale equity contracts (1)	840,009	2,579,441	984,215	1,927,006
Operating partnership units	51,376,980	51,376,980	51,376,980	51,471,852
Total weighted-average FFO shares and units	401,161,044	377,958,959	400,091,774	373,666,761
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Rents from single-family properties	$326,489	$286,236	$943,190	$831,880
Fees from single-family properties	7,017	5,956	20,008	16,656
Bad debt	(3,893)	(5,352)	(11,013)	(19,278)
Core revenues	329,613	286,840	952,185	829,258

Property tax expense	52,902	47,824	157,291	143,212
HOA fees, net (1)	6,406	5,554	17,889	15,823
R&M and turnover costs, net (1)	28,851	26,675	76,336	67,914
Insurance	3,579	2,987	10,489	8,717
Property management expenses, net (2)	27,037	22,813	76,945	66,167
Core property operating expenses	118,775	105,853	338,950	301,833

Core NOI	$210,838	$180,987	$613,235	$527,425
Core NOI margin	64.0%	63.1%	64.4%	63.6%

	For the Three Months Ended Sep 30, 2022
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	47,503	6,899	3,353	1,206	58,961
Average Occupied Days Percentage	97.1%	97.4%	69.3%	47.2%	94.8%

Rents from single-family properties	$268,868	$42,784	$11,847	$2,990	$326,489
Fees from single-family properties	5,620	858	468	71	7,017
Bad debt	(2,956)	(487)	(200)	(250)	(3,893)
Core revenues	271,532	43,155	12,115	2,811	329,613

Property tax expense	43,908	5,993	2,208	793	52,902
HOA fees, net (1)	5,086	934	293	93	6,406
R&M and turnover costs, net (1)	23,287	2,830	2,216	518	28,851
Insurance	2,958	442	161	18	3,579
Property management expenses, net (2)	21,137	3,486	2,098	316	27,037
Core property operating expenses	96,376	13,685	6,976	1,738	118,775

Core NOI	$175,156	$29,470	$5,139	$1,073	$210,838
Core NOI margin	64.5%	68.3%	42.4%	38.2%	64.0%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,416 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,937 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 1,057 properties held for sale and 149 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2022	2021	Change	2022	2021	Change
Number of Same-Home properties	47,503	47,503		47,503	47,503
Average Occupied Days Percentage	97.1%	97.4%	(0.3)%	97.4%	97.6%	(0.2)%
Average Monthly Realized Rent per property	$1,943	$1,798	8.1%	$1,899	$1,760	7.9%
Turnover Rate	8.3%	8.8%	(0.5)%	21.8%	23.8%	(2.0)%
Turnover Rate - TTM	27.7%	N/A		27.7%	N/A

Core NOI:
Rents from single-family properties	$268,868	$249,758	7.7%	$790,567	$734,230	7.7%
Fees from single-family properties	5,620	5,001	12.4%	15,895	14,135	12.5%
Bad debt	(2,956)	(3,662)	(19.3)%	(7,875)	(14,922)	(47.2)%
Core revenues	271,532	251,097	8.1%	798,587	733,443	8.9%

Property tax expense	43,908	41,784	5.1%	131,612	125,503	4.9%
HOA fees, net (1)	5,086	4,767	6.7%	14,705	13,707	7.3%
R&M and turnover costs, net (1)	23,287	22,649	2.8%	61,641	57,712	6.8%
Insurance	2,958	2,569	15.1%	8,714	7,583	14.9%
Property management expenses, net (2)	21,137	19,047	11.0%	60,676	56,127	8.1%
Core property operating expenses	96,376	90,816	6.1%	277,348	260,632	6.4%

Core NOI	$175,156	$160,281	9.3%	$521,239	$472,811	10.2%
Core NOI margin	64.5%	63.8%		65.3%	64.5%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,939	$14,406	31.5%	$42,193	$34,091	23.8%

Per property:
Average Recurring Capital Expenditures	$399	$303	31.5%	$888	$718	23.8%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$889	$780	14.0%	$2,186	$1,933	13.1%

Property Enhancing Capex	$17,037	$13,083		$43,840	$39,808
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Average Occupied Days Percentage	97.1%	97.4%	97.5%	97.7%	97.4%
Average Monthly Realized Rent per property	$1,943	$1,900	$1,855	$1,828	$1,798

Average Change in Rent for Renewals	8.3%	7.4%	7.5%	6.7%	5.6%
Average Change in Rent for Re-Leases	12.5%	14.2%	12.3%	12.3%	15.8%
Average Blended Change in Rent	9.5%	9.3%	8.8%	8.7%	9.0%

Core NOI:
Rents from single-family properties	$268,868	$263,855	$257,844	$254,479	$249,758
Fees from single-family properties	5,620	5,383	4,892	4,903	5,001
Bad debt	(2,956)	(2,233)	(2,686)	(2,898)	(3,662)
Core revenues	271,532	267,005	260,050	256,484	251,097

Property tax expense	43,908	44,147	43,557	41,405	41,784
HOA fees, net (1)	5,086	5,025	4,594	4,912	4,767
R&M and turnover costs, net (1)	23,287	20,884	17,470	19,056	22,649
Insurance	2,958	2,933	2,823	2,565	2,569
Property management expenses, net (2)	21,137	20,790	18,749	19,599	19,047
Core property operating expenses	96,376	93,779	87,193	87,537	90,816

Core NOI	$175,156	$173,226	$172,857	$168,947	$160,281
Core NOI margin	64.5%	64.9%	66.5%	65.9%	63.8%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,939	$13,592	$9,662	$10,464	$14,406

Per property:
Average Recurring Capital Expenditures	$399	$286	$203	$220	$303
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$889	$726	$571	$621	$780

Property Enhancing Capex	$17,037	$16,311	$10,492	$12,522	$13,083
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q22 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,268	$189,063	8.7%	9.4%	15.8%	11.1%
Dallas-Fort Worth, TX	3,863	170,327	7.5%	7.5%	11.7%	8.5%
Charlotte, NC	3,528	201,955	8.0%	7.3%	12.1%	8.8%
Indianapolis, IN	2,660	159,767	4.1%	6.8%	9.0%	7.5%
Phoenix, AZ	2,649	182,498	5.9%	11.7%	17.7%	13.2%
Nashville, TN	2,593	223,243	6.7%	9.1%	14.3%	10.8%
Houston, TX	2,303	170,553	3.8%	6.3%	8.6%	6.8%
Tampa, FL	2,296	204,784	4.6%	9.8%	19.3%	12.0%
Jacksonville, FL	2,236	182,600	4.5%	9.6%	13.2%	10.8%
Columbus, OH	1,941	178,458	4.2%	7.1%	8.5%	7.5%
Raleigh, NC	1,933	190,251	4.3%	6.9%	12.8%	8.6%
Cincinnati, OH	1,877	180,691	4.0%	7.9%	8.5%	8.1%
Greater Chicago area, IL and IN	1,574	187,909	3.2%	7.5%	10.8%	8.5%
Orlando, FL	1,550	187,787	3.0%	10.0%	17.2%	11.8%
Salt Lake City, UT	1,467	262,748	3.9%	8.6%	13.1%	9.8%
Charleston, SC	1,157	206,551	2.4%	8.0%	7.5%	7.7%
San Antonio, TX	980	171,795	1.8%	6.6%	7.3%	6.8%
Las Vegas, NV	962	186,428	2.0%	9.1%	15.4%	10.3%
Savannah/Hilton Head, SC	890	186,170	1.9%	7.7%	13.9%	10.2%
Seattle, WA	808	282,849	2.1%	9.8%	15.1%	11.2%
All Other (2)	5,968	196,917	13.4%	7.7%	12.1%	9.1%
Total/Average	47,503	$191,938	100.0%	8.3%	12.5%	9.5%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	3Q22 QTD	3Q21 QTD	Change	3Q22 QTD	3Q21 QTD	Change
Atlanta, GA	97.6%	97.4%	0.2%	$1,949	$1,782	9.4%
Dallas-Fort Worth, TX	97.5%	97.1%	0.4%	2,033	1,893	7.4%
Charlotte, NC	97.2%	97.1%	0.1%	1,884	1,754	7.4%
Indianapolis, IN	96.1%	96.9%	(0.8)%	1,674	1,575	6.3%
Phoenix, AZ	97.0%	98.1%	(1.1)%	1,881	1,691	11.2%
Nashville, TN	97.2%	97.3%	(0.1)%	2,056	1,911	7.6%
Houston, TX	97.0%	97.3%	(0.3)%	1,853	1,760	5.3%
Tampa, FL	98.2%	98.4%	(0.2)%	2,044	1,858	10.0%
Jacksonville, FL	96.9%	97.8%	(0.9)%	1,906	1,744	9.3%
Columbus, OH	96.8%	97.1%	(0.3)%	1,922	1,809	6.2%
Raleigh, NC	97.4%	97.6%	(0.2)%	1,811	1,669	8.5%
Cincinnati, OH	96.4%	97.4%	(1.0)%	1,882	1,767	6.5%
Greater Chicago area, IL and IN	96.9%	98.2%	(1.3)%	2,165	2,019	7.2%
Orlando, FL	98.0%	98.2%	(0.2)%	2,008	1,828	9.8%
Salt Lake City, UT	97.0%	97.6%	(0.6)%	2,141	1,973	8.5%
Charleston, SC	96.4%	96.9%	(0.5)%	2,008	1,885	6.5%
San Antonio, TX	96.9%	96.4%	0.5%	1,791	1,691	5.9%
Las Vegas, NV	97.0%	97.5%	(0.5)%	1,927	1,778	8.4%
Savannah/Hilton Head, SC	98.0%	98.5%	(0.5)%	1,866	1,705	9.4%
Seattle, WA	96.2%	96.8%	(0.6)%	2,390	2,189	9.2%
All Other (2)	96.9%	97.3%	(0.4)%	1,931	1,790	7.9%
Total/Average	97.1%	97.4%	(0.3)%	$1,943	$1,798	8.1%
(1)Reflected for the three months ended September 30, 2022.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2022	Dec 31, 2021
	(Unaudited)
Assets
Single-family properties:
Land	$2,190,724	$2,062,039
Buildings and improvements	10,024,700	9,258,387
Single-family properties in operation	12,215,424	11,320,426
Less: accumulated depreciation	(2,310,014)	(2,072,933)
Single-family properties in operation, net	9,905,410	9,247,493
Single-family properties under development and development land	1,123,183	882,159
Single-family properties held for sale, net	189,991	114,907
Total real estate assets, net	11,218,584	10,244,559
Cash and cash equivalents	97,244	48,198
Restricted cash	160,476	143,569
Rent and other receivables	50,395	41,587
Escrow deposits, prepaid expenses and other assets	315,789	216,625
Investments in unconsolidated joint ventures	110,409	121,950
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,098,842	$10,962,433

Liabilities
Revolving credit facility	$—	$350,000
Asset-backed securitizations, net	1,895,269	1,908,346
Unsecured senior notes, net	2,493,898	1,622,132
Accounts payable and accrued expenses	567,240	343,526
Total liabilities	4,956,407	4,224,004

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,528	3,374
Class B common shares	6	6
Preferred shares	92	154
Additional paid-in capital	6,926,629	6,492,933
Accumulated deficit	(464,444)	(438,710)
Accumulated other comprehensive income	1,455	1,814
Total shareholders’ equity	6,467,266	6,059,571
Noncontrolling interest	675,169	678,858
Total equity	7,142,435	6,738,429

Total liabilities and equity	$12,098,842	$10,962,433

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of September 30, 2022
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	4.04%	3.5
Total floating rate debt	—	—	—	—%	4.04%	3.5

Fixed rate debt:
AH4R 2014-SFR2	469,421	—	469,421	10.5%	4.42%	2.0
AH4R 2014-SFR3	484,389	—	484,389	10.9%	4.40%	2.2
AH4R 2015-SFR1	510,380	—	510,380	11.5%	4.14%	22.5
AH4R 2015-SFR2	443,136	—	443,136	9.9%	4.36%	23.0
2028 unsecured senior notes	—	500,000	500,000	11.2%	4.08%	5.4
2029 unsecured senior notes	—	400,000	400,000	9.0%	4.90%	6.4
2031 unsecured senior notes	—	450,000	450,000	10.1%	2.46%	8.8
2032 unsecured senior notes	—	600,000	600,000	13.5%	3.63%	9.5
2051 unsecured senior notes	—	300,000	300,000	6.7%	3.38%	28.8
2052 unsecured senior notes	—	300,000	300,000	6.7%	4.30%	29.6
Total fixed rate debt	1,907,326	2,550,000	4,457,326	100.0%	4.00%	12.6

Total Debt	$1,907,326	$2,550,000	4,457,326	100.0%	4.00%	12.6

Unamortized discounts and loan costs			(68,159)
Total debt per balance sheet			$4,389,167

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2022	$5,179	0.1%
2023	20,714	0.5%
2024	951,097	21.3%
2025	10,302	0.2%
2026	10,302	0.2%
Thereafter	3,459,732	77.7%
Total	$4,457,326	100.0%
(1)Interest rates are as of September 30, 2022 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin of 0.90% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2022	2021	2022	2021
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$36,254	$31,097	$98,622	$86,630
Less: amortization of discounts, loan costs and cash flow hedges	(3,086)	(2,462)	(8,588)	(6,290)
Add: capitalized interest	12,861	9,064	39,415	21,829
Cash interest	$46,029	$37,699	$129,449	$102,169

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of September 30, 2022
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,457,326	24.8%

Total preferred shares		230,000	1.3%

Common equity at market value:
Common shares outstanding	353,444,535
Operating partnership units	51,376,980
Total shares and units	404,821,515
NYSE AMH Class A common share closing price at September 30, 2022	$32.81
Market value of common shares and operating partnership units		13,282,194	73.9%

Total Capitalization		$17,969,520	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa3	Positive
Unencumbered Core NOI percentage	69.5%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.4%
Ratio of Secured Debt to Total Assets	<	40.0%	13.4%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	430.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.46 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	31.1%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	12.4%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.4%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.52 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.98 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of September 30, 2022
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,786	10.0%	$214,637	2,166	17.1
Dallas-Fort Worth, TX	4,286	7.4%	173,609	2,111	18.3
Charlotte, NC	3,938	6.8%	209,044	2,100	17.4
Phoenix, AZ	3,399	5.9%	206,285	1,835	18.6
Nashville, TN	3,195	5.5%	236,976	2,109	15.7
Indianapolis, IN	2,942	5.1%	170,977	1,929	19.7
Houston, TX	2,770	4.8%	175,281	2,098	16.7
Jacksonville, FL	2,835	4.9%	206,040	1,933	14.5
Tampa, FL	2,713	4.7%	219,548	1,937	15.4
Raleigh, NC	2,165	3.7%	196,240	1,888	16.9
Columbus, OH	2,123	3.7%	187,673	1,867	20.3
Cincinnati, OH	2,141	3.7%	193,545	1,845	19.7
Orlando, FL	1,855	3.2%	200,753	1,895	19.3
Salt Lake City, UT	1,910	3.3%	300,327	2,241	16.1
Greater Chicago area, IL and IN	1,650	2.8%	188,254	1,868	21.1
Las Vegas, NV	1,751	3.0%	257,617	1,893	13.7
Charleston, SC	1,535	2.7%	227,732	1,966	11.9
San Antonio, TX	1,338	2.3%	193,786	1,934	14.0
Seattle, WA	1,136	2.0%	322,898	1,994	12.8
Savannah/Hilton Head, SC	1,042	1.8%	206,947	1,887	14.0
All Other (3)	7,394	12.7%	222,210	1,901	16.9
Total/Average	57,904	100.0%	$210,960	1,988	17.0
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.0%	$1,973	9.5%	15.1%	11.0%
Dallas-Fort Worth, TX	96.7%	2,036	7.4%	11.8%	8.5%
Charlotte, NC	96.8%	1,892	7.4%	12.2%	8.8%
Phoenix, AZ	94.7%	1,888	11.8%	18.1%	13.3%
Nashville, TN	96.5%	2,062	9.1%	14.3%	10.7%
Indianapolis, IN	95.1%	1,683	6.8%	8.9%	7.5%
Houston, TX	93.9%	1,855	6.2%	8.8%	6.7%
Jacksonville, FL	96.5%	1,944	9.4%	12.6%	10.4%
Tampa, FL	97.7%	2,067	9.9%	19.1%	11.9%
Raleigh, NC	96.8%	1,818	7.0%	12.6%	8.6%
Columbus, OH	96.3%	1,930	7.1%	8.6%	7.6%
Cincinnati, OH	95.5%	1,888	7.9%	8.3%	8.0%
Orlando, FL	97.5%	2,010	9.9%	16.8%	11.6%
Salt Lake City, UT	95.4%	2,195	8.7%	12.6%	9.7%
Greater Chicago area, IL and IN	95.3%	2,169	7.6%	10.7%	8.5%
Las Vegas, NV	92.5%	2,023	9.3%	13.9%	10.2%
Charleston, SC	95.1%	2,026	7.8%	7.4%	7.6%
San Antonio, TX	95.0%	1,833	6.5%	7.0%	6.6%
Seattle, WA	94.3%	2,437	9.6%	15.4%	11.2%
Savannah/Hilton Head, SC	96.8%	1,886	7.7%	13.6%	10.1%
All Other (3)	94.6%	1,955	7.9%	11.8%	9.1%
Total/Average	95.7%	$1,963	8.4%	12.4%	9.5%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended September 30, 2022.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	3Q22 Additions		YTD 3Q22 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Las Vegas, NV	76	$358,813	250	$391,727
Boise, ID	42	399,446	127	398,108
Atlanta, GA	34	388,590	391	358,225
Jacksonville, FL	33	315,093	137	320,546
Charlotte, NC	32	334,612	89	362,686
Savannah/Hilton Head, SC	27	343,214	71	361,941
Salt Lake City, UT	26	558,975	150	506,140
Tampa, FL	25	385,846	100	386,675
Nashville, TN	23	350,813	157	365,834
Phoenix, AZ	19	427,930	145	471,161
Orlando, FL	17	411,033	54	376,052
Greenville, SC	13	325,384	53	352,299
Charleston, SC	13	393,568	101	331,570
Indianapolis, IN	7	325,205	75	325,699
Colorado Springs, CO	4	472,749	33	481,436
Denver, CO	4	526,299	7	528,351
Raleigh, NC	4	277,535	16	375,247
Winston Salem, NC	3	327,501	8	338,155
Houston, TX	2	319,658	50	329,219
Cincinnati, OH	2	281,927	66	324,161
All Other (2)	4	385,476	389	379,076
Total/Average	410	$379,156	2,469	$381,246
(1)Reflects on a per property basis (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes and (iii) total purchase price, including historic pro rata investment cost, if applicable, of properties acquired through bulk or joint venture portfolio acquisitions.
(2)Represents 11 markets in 8 states.
Property Dispositions

	Sep 30, 2022 Single-Family Properties Held for Sale	3Q22 Dispositions		YTD 3Q22 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	178	26	$236,753	87	$237,067
Inland Empire, CA	141	11	418,425	28	457,823
Greater Chicago area, IL and IN	120	10	220,580	46	246,736
Atlanta, GA	80	24	329,952	65	322,691
Dallas-Fort Worth, TX	64	4	365,643	40	324,368
Bay Area, CA	49	1	579,650	6	662,003
Charlotte, NC	45	6	382,273	15	378,741
Phoenix, AZ	39	—	—	9	428,024
Central Valley, CA	39	6	297,625	13	302,731
Indianapolis, IN	36	10	230,778	30	232,770
Nashville, TN	29	6	382,986	15	382,578
Columbus, OH	27	9	264,789	21	268,690
Charleston, SC	22	7	315,637	7	315,637
Tampa, FL	22	1	383,907	13	370,595
Orlando, FL	21	4	342,225	13	307,011
Jacksonville, FL	18	4	306,482	16	317,733
Cincinnati, OH	16	9	271,576	24	256,675
San Antonio, TX	14	1	210,365	13	230,891
Milwaukee, WI	13	—	—	3	338,002
Austin, TX	12	—	—	6	342,778
All Other (1)	72	25	304,296	60	304,827
Total/Average	1,057	164	$301,484	530	$304,099
(1)Represents 16 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of September 30, 2022

	YTD 3Q22 Deliveries			Sep 30, 2022 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	227	$341,000	$2,350	1,037
Salt Lake City, UT	226	454,000	2,620	214
Las Vegas, NV	185	325,000	2,250	1,694
Nashville, TN	154	323,000	2,240	560
Charlotte, NC	147	327,000	2,280	628
Jacksonville, FL	114	286,000	2,150	1,016
Boise, ID	105	366,000	2,430	498
Tampa, FL	100	318,000	2,340	890
Charleston, SC	69	316,000	2,140	942
Phoenix, AZ	51	340,000	2,220	1,710
Seattle, WA	42	430,000	2,730	297
Raleigh, NC	36	337,000	2,240	24
Orlando, FL	26	312,000	2,300	1,243
Denver, CO	—	—	—	562
Columbus, OH	—	—	—	600
Total/Average	1,482	$350,000	$2,340	11,915
Lots optioned				3,175
Total lots owned and optioned				15,090

Estimated Delivery Timing

	Dec 31, 2021 Lots for Future Delivery (2)	YTD 3Q22 Lots Added (3)	YTD 3Q22 Deliveries	Full Year Estimated 2022 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline	12,096	3,188	905	1,275 - 1,325	13,984
Joint venture development pipeline (5)	1,038	250	577	825 - 875	438
Total development pipeline	13,134	3,438	1,482	2,100 - 2,200	14,422
(1)Lots controlled in escrow are not included.
(2)Represents 12,132 lots owned and 1,002 lots optioned at December 31, 2021. Lots controlled in escrow are not included.
(3)Represents lots acquired and optioned.
(4)Reflects the Company’s latest development program estimates as of November 3, 2022.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	4Q22	1Q23	2Q23	3Q23	Thereafter
Lease expirations	3,647	7,934	11,716	13,825	13,250	5,423

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
1Q22	—	—	—	—	—	—
2Q22	—	—	—	—	—	—
3Q22	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
2022 Guidance

Full Year 2022
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.54 - $1.58	$1.52 - $1.56
Core FFO attributable to common share and unit holders growth	13.2% - 16.2%	11.8% - 14.7%

Same-Home
Core revenues growth	7.75% - 9.25%	8.00% - 9.00%
Core property operating expenses growth	4.75% - 6.75%	7.00% - 8.50%
Core NOI growth	9.25% - 10.75%	8.25% - 9.75%

Full Year 2022
	Previous Guidance		Current Guidance
Investment Program	Properties	Investment	Properties	Investment
Wholly owned acquisitions	1,500 - 1,900	$600 - $800 million	1,500 - 1,800	$600 - $700 million
Wholly owned development deliveries	1,300 - 1,500	$400 - $500 million	1,275 - 1,325	$400 - $500 million
Wholly owned land and development pipeline	—	$300 - $400 million	—	$250 - $350 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million	—	$100 million
Total capital investment (wholly owned and pro rata JV)	2,800 - 3,400	$1.4 - $1.8 billion	2,800 - 3,100	$1.35 - $1.65 billion
Total gross capital investment (JVs at 100%)	3,700 - 4,300	$1.5 - $2.0 billion	3,600 - 4,000	$1.45 - $1.85 billion
Full Year 2022 Guidance Commentary:
Operating Outlook:
•Same-Home core revenues growth outlook remains unchanged, as the Company’s portfolio continues to experience seasonally strong demand relative to pre-pandemic levels.
•Excluding property taxes, Same-Home core operating expense growth outlook remains unchanged.
•Including property taxes, the midpoint of Same-Home core operating expense growth has been increased by 200 basis points to reflect higher than expected property tax growth in the state of Texas. Despite passing the Texas Property Tax Reform and Transparency Act of 2019, which caps annual property tax revenue growth at 3.5% or below, recently available information now suggests wide divergence of increases between asset classes in 2022. As a result of this preliminary data, we now expect property taxes within our Texas portfolio to increase by over 20% this year. This estimate will be adjusted as actual tax bills are received throughout the remainder of the year.
•As a result of the increased 2022 property tax outlook, the midpoint of our full year Same-Home Core NOI growth outlook has been lowered by 100 basis points, resulting in a ($0.02) impact to Core FFO per share.
Investment Program:
•Development deliveries reflect modest reduction due to hurricane-related delays in certain Florida development projects. Additionally, the Company continues to execute on its moderated acquisition program and has modestly lowered property and land acquisition expectations, which are not expected to have a material impact on 2022 Full Year Core FFO per share.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$391,627	$339,563	$1,109,608	$965,790
Tenant charge-backs	(62,014)	(52,723)	(157,423)	(136,532)
Core revenues	329,613	286,840	952,185	829,258
Less: Non-Same-Home core revenues	58,081	35,743	153,598	95,815
Same-Home core revenues	$271,532	$251,097	$798,587	$733,443

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$152,065	$134,694	$414,978	$369,966
Property management expenses	29,739	24,562	84,541	70,677
Noncash share-based compensation - property management	(1,015)	(680)	(3,146)	(2,278)
Expenses reimbursed by tenant charge-backs	(62,014)	(52,723)	(157,423)	(136,532)
Core property operating expenses	118,775	105,853	338,950	301,833
Less: Non-Same-Home core property operating expenses	22,399	15,037	61,602	41,201
Same-Home core property operating expenses	$96,376	$90,816	$277,348	$260,632

Core NOI and Same-Home Core NOI
Net income	$61,665	$48,501	$206,234	$149,236
Hurricane-related charges, net	6,133	—	6,133	—
Gain on sale and impairment of single-family properties and other, net	(24,197)	(9,572)	(79,052)	(36,401)
Depreciation and amortization	109,319	94,494	313,688	275,682
Acquisition and other transaction costs	4,482	3,279	18,114	11,093
Noncash share-based compensation - property management	1,015	680	3,146	2,278
Interest expense	36,254	31,097	98,622	86,630
General and administrative expense	16,986	12,647	53,115	40,645
Other income and expense, net	(819)	(139)	(6,765)	(1,738)
Core NOI	210,838	180,987	613,235	527,425
Less: Non-Same-Home Core NOI	35,682	20,706	91,996	54,614
Same-Home Core NOI	$175,156	$160,281	$521,239	$472,811

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$391,627	$361,876	$356,105	$338,092	$339,563
Tenant charge-backs	(62,014)	(43,137)	(52,272)	(41,772)	(52,723)
Core revenues	329,613	318,739	303,833	296,320	286,840
Less: Non-Same-Home core revenues	58,081	51,734	43,783	39,836	35,743
Same-Home core revenues	$271,532	$267,005	$260,050	$256,484	$251,097

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$152,065	$129,270	$133,643	$120,239	$134,694
Property management expenses	29,739	28,768	26,034	26,188	24,562
Noncash share-based compensation - property management	(1,015)	(1,132)	(999)	(726)	(680)
Expenses reimbursed by tenant charge-backs	(62,014)	(43,137)	(52,272)	(41,772)	(52,723)
Core property operating expenses	118,775	113,769	106,406	103,929	105,853
Less: Non-Same-Home core property operating expenses	22,399	19,990	19,213	16,392	15,037
Same-Home core property operating expenses	$96,376	$93,779	$87,193	$87,537	$90,816

Core NOI and Same-Home Core NOI
Net income	$61,665	$74,555	$70,014	$61,323	$48,501
Hurricane-related charges, net	6,133	—	—	—	—
Gain on sale and impairment of single-family properties and other, net	(24,197)	(32,811)	(22,044)	(13,295)	(9,572)
Depreciation and amortization	109,319	104,415	99,954	97,166	94,494
Acquisition and other transaction costs	4,482	7,658	5,974	4,656	3,279
Noncash share-based compensation - property management	1,015	1,132	999	726	680
Interest expense	36,254	34,801	27,567	28,263	31,097
General and administrative expense	16,986	18,847	17,282	15,799	12,647
Other income and expense, net	(819)	(3,627)	(2,319)	(2,247)	(139)
Core NOI	210,838	204,970	197,427	192,391	180,987
Less: Non-Same-Home Core NOI	35,682	31,744	24,570	23,444	20,706
Same-Home Core NOI	$175,156	$173,226	$172,857	$168,947	$160,281

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$210,838	$204,970	$197,427	$192,391	$180,987
Less: Encumbered Core NOI	62,906	61,524	61,446	59,995	57,191
Unencumbered Core NOI	$147,932	$143,446	$135,981	$132,396	$123,796

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Total Debt	$4,457,326	$4,462,933	$3,978,305	$3,924,181	$3,580,431
Less: cash and cash equivalents	(97,244)	(70,375)	(56,626)	(48,198)	(63,997)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(49,932)	(41,469)	(42,626)	(41,162)	(36,559)
Net debt	$4,284,484	$4,325,423	$3,853,387	$3,809,155	$3,454,209
Preferred shares at liquidation value	230,000	230,000	385,000	385,000	385,000
Net debt and preferred shares	$4,514,484	$4,555,423	$4,238,387	$4,194,155	$3,839,209

Adjusted EBITDAre - TTM	$760,912	$733,162	$703,217	$678,591	$656,090

Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	6.2 x	6.0 x	6.2 x	5.9 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2022
Interest expense per income statement	$126,885
Less: amortization of discounts, loan costs and cash flow hedges	(11,088)
Add: capitalized interest	51,382
Cash interest	167,179
Dividends on preferred shares	19,358
Fixed charges	$186,537

Adjusted EBITDAre - TTM	$760,912

Fixed Charge Coverage	4.1 x

Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Sep 30, 2022
(Amounts in thousands)	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022
Unencumbered Core NOI	$132,396	$135,981	$143,446	$147,932	$559,755
Core NOI	192,391	197,427	204,970	210,838	805,626
Unencumbered Core NOI Percentage					69.5%

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Net income	$61,665	$48,501	$206,234	$149,236
Interest expense	36,254	31,097	98,622	86,630
Depreciation and amortization	109,319	94,494	313,688	275,682
EBITDA	$207,238	$174,092	$618,544	$511,548

Gain on sale and impairment of single-family properties and other, net	(24,197)	(9,572)	(79,052)	(36,401)
Adjustments for unconsolidated joint ventures	448	723	(122)	1,554
EBITDAre	$183,489	$165,243	$539,370	$476,701

Noncash share-based compensation - general and administrative	3,390	1,557	13,352	7,722
Noncash share-based compensation - property management	1,015	680	3,146	2,278
Acquisition, other transaction costs and other	4,482	3,279	18,114	11,093
Hurricane-related charges, net	6,133	—	6,133	—
Adjusted EBITDAre	$198,509	$170,759	$580,115	$497,794

Recurring Capital Expenditures	(22,479)	(16,921)	(49,616)	(39,789)
Leasing costs	(689)	(792)	(1,868)	(2,672)
Fully Adjusted EBITDAre	$175,341	$153,046	$528,631	$455,333

Rents and other single-family property revenues	$391,627	$339,563	$1,109,608	$965,790
Less: tenant charge-backs	(62,014)	(52,723)	(157,423)	(136,532)
Adjustments for unconsolidated joint ventures - income	3,835	2,757	10,186	7,395
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$333,448	$289,597	$962,371	$836,653

Adjusted EBITDAre Margin	59.5%	59.0%	60.3%	59.5%

Fully Adjusted EBITDAre Margin	52.6%	52.8%	54.9%	54.4%

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
Net income	$267,557	$254,393	$231,652	$210,559	$194,578
Interest expense	126,885	121,728	114,455	114,893	115,128
Depreciation and amortization	410,854	396,029	382,731	372,848	364,182
EBITDA	$805,296	$772,150	$728,838	$698,300	$673,888

Gain on sale and impairment of single-family properties and other, net	(92,347)	(77,722)	(55,671)	(49,696)	(46,652)
Adjustments for unconsolidated joint ventures	197	472	1,120	1,873	1,887
EBITDAre	$713,146	$694,900	$674,287	$650,477	$629,123

Noncash share-based compensation - general and administrative	14,991	13,158	9,049	9,361	9,554
Noncash share-based compensation - property management	3,872	3,537	3,004	3,004	2,696
Acquisition, other transaction costs and other	22,770	21,567	16,877	15,749	14,717
Hurricane-related charges, net	6,133	—	—	—	—
Adjusted EBITDAre	$760,912	$733,162	$703,217	$678,591	$656,090

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2022	2021	2022	2021
Property management expenses	$29,739	$24,562	$84,541	$70,677
Less: tenant charge-backs	(1,687)	(1,069)	(4,450)	(2,232)
Less: noncash share-based compensation - property management	(1,015)	(680)	(3,146)	(2,278)
Property management expenses, net	$27,037	$22,813	$76,945	$66,167

General and administrative expense	$16,986	$12,647	$53,115	$40,645
Less: noncash share-based compensation - general and administrative	(3,390)	(1,557)	(13,352)	(7,722)
General and administrative expense, net	$13,596	$11,090	$39,763	$32,923

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2022
Adjusted FFO attributable to common share and unit holders	$132,058
Common distributions	(72,252)
Retained Cash Flow	$59,806

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

Corporate Information	Investor Relations
280 Pilot Road	(855) 794-AH4R (2447)
Las Vegas, NV 89119	investors@ah4r.com
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www.americanhomes4rent.com